UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2010

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
 Midland, Virginia 22728
(Address of principal executive offices)

(504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Line of Credit

On July 13, 2009, Smith-Midland Corporation (the “Company”) completed the refinance of its existing line of credit with Summit Community Bank under substantially the same terms.  The line of credit was increased from $1,500,000 to $2,000,000.  The line of credit with Summit Community Bank will mature on July 7, 2011, and carries an interest rate of prime (the Wall Street Journal U.S. Prime Rate) with a floor of 4.75% per annum.  Interest is required to be paid monthly.  The note payable is secured by a first lien on accounts receivable and inventory and a second lien on all equipment.  Advances on the line of credit are made at the request of the Company and with the concurrence of the bank.

Key provisions of the line of credit require the Company, (i) to obtain bank approval for capital expenditures in excess $1,000,000 during the term of the loan; (ii) to maintain a minimum tangible equity of $5,000,000; (iii) to obtain bank approval prior to its funding any acquisition and (iv) to obtain bank approval prior to the payment of dividends on the Company’s common stock.

A copy of the Summit Community Bank note payable, the security agreement and commitment letter are attached hereto as Exhibits 10.1 and 10.2 and 10.3, respectively, and are incorporated herein by reference.

Equipment Purchase Commitment

On May 6, 2010, the Company received a commitment from Summit Community Bank to provide a guidance line of credit specifically for the purchase of equipment in the amount of $1,000,000 with an effective date of July 2, 2010.  The commitment provides for the purchase of equipment in with minimum advances of $50,000 for which a note payable will be executed with a term not to exceed five years and an interest rate of prime (the Wall Street Journal U.S. Prime Rate) plus .5% with a floor of 4.75% per annum.  The notes payable will require monthly payments of principal and interest during the term of the notes.  The notes payable will be secured by a first lien on the purchased equipment.  The commitment for the guidance line of credit will mature on May 5, 2011.

The key provisions of the guidance line of credit are the same as those of the Summit Community Bank line of credit more fully described above.

A copy of the Summit Community Bank commitment letter for the guidance line of credit is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Business Line of Credit

On May 6, 2010, the Company received a commitment from Summit Community Bank to make improvements to existing commercial building site in the amount of $575,000.  The key provisions of the loan will be substantially the same as the lines of credit described above.  The loan will be collateralized by a 2nd lien position on commercial site of 18.796 acres in Midland, Fauquier County, Virginia including all improvements.  The interest rate will be equal to the Federal Home Loan Bank of Boston 3 year classic rate plus 2.75% with an initial floor rate of 5.29%.  The interest is adjustable every three years for a term of 10 years with principal and interest payments due monthly until maturity.

A copy of the Summit Community Bank commitment letter for the business line of credit is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Exhibit Description
10.1	Promissory Note, dated July 7, 2010, in the amount of $2,000,000 issued by the Borrower to Summit Community Bank.

10.2	The Commercial Security Agreement dated July 7, 2010.

10.3	Summit Community Bank Commitment Letter dated May 6, 2010, for a line of credit in the amount of $2,000,000.

10.4	Summit Community Bank Commitment Letter dated May 6, 2010, for the guidance line of credit in the amount of $1,000,000.

10.5	Summit Community Bank Commitment Letter dated May 6, 2010, for the business line of credit in the amount of $575,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2010	SMITH-MIDLAND CORPORATION

	By:	/s/ William A. Kenter
William A. Kenter
Chief Financial Officer